Exhibit 32.1

SECTION 1350 CERTIFICATION
OF CHIEF EXECUTIVE OFFICER

Constellation Brands, Inc.
Form 10-Q for Fiscal Quarter Ended November 30, 2006

In connection with the Constellation Brands, Inc. Quarterly Report on Form 10-Q for the Fiscal Quarter Ended November 30, 2006, I, Richard Sands, certify that, to the best of my knowledge:

1.    The quarterly report on Form 10-Q for the Fiscal Quarter Ended November 30, 2006 of Constellation Brands, Inc. fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.     The information contained in the periodic report on Form 10-Q for the Fiscal Quarter Ended November 30, 2006 of Constellation Brands, Inc. fairly presents, in all material respects, the financial condition and results of operations of Constellation Brands, Inc.

Dated: January 9, 2007	/s/ Richard Sands
Richard Sands, Chairman of the Board and Chief Executive Officer